UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BORROWMONEY.COM, INC.

(Exact name of registrant as specified in its charter)

Florida	7389	65-0981503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

9935 Shore Road Unit 6-C

Brooklyn, New York 11209

1-212-265-2525

(Address, including zip code, and telephone number,

Including area code, of Registrant’s principal executive offices)

Agent for Service:

ANGELA PISCITELLO

55 SE 2nd Ave.

Delray Beach, Florida 33444

(212) 265-2525

(Name, address, including zip code, and telephone

Number, including area code, of agent for service)

With copies to:

Heskett and Heskett

John Heskett

2401 Nowata Place, Suite A

Bartlesville, Oklahoma 74006

(918) 336-1773 telephone

(918) 336-3152 facsimile

As soon as practicable after the effective date of this Registration Statement

(Approximate date of commencement

Of proposed sale to the public)

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a small reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)

Shares of common stock ($0.0001 par value), to be registered by selling stockholders	2,053,000 shares	$1.00	$2,053,000	$206.74

1.	No current trading market exists for our common shares. The offering price has been arbitrarily determined by us and bears no relationship to assets, earnings or other objective valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

2.	Estimated in accordance with Rule 457(a) of the Securities Act of 1933, as amended, solely to compute the registration fee amount.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 4, 2016

PROSPECTUS SUMMARY

BORROWMONEY.COM, INC.

2,053,000 shares of common stock

This is the initial public offering of shares of common stock of BorrowMoney.com, Inc. Prior to this offering, there has been no public market for our common stock. We are not offering any additional shares for sale into the market but are only registering existing shareholders’ shares. We determined the offering price based upon several factors, including: (i) the risks we face as a business; (ii) prevailing market conditions, including the history and prospects for the industry in which we compete; (iii) our future prospects; and (iv) our capital structure.

We are concurrently registering for resale up to an aggregate of 2,053,000 shares of our common stock to be sold by the selling stockholders named in this prospectus. We will not receive any proceeds from the sale of shares from the selling stockholders. The selling stockholders will sell shares at $1.00 per share until our shares are quoted on the Over-The-Counter Market, and thereafter at prevailing market prices or privately negotiated prices. We cannot assure you of when, if ever, our stock will be listed on the Over-The-Counter Market or any other exchange.

The shares of our common stock offered pursuant to this prospectus will not be “Covered Securities” as that term is defined in Section 18(b) of the Securities Act of 1933, as amended, and therefore, will be subject to material restrictions and additional registration requirements and state law.

This investment involves a high degree of risk. See “Risk Factors” beginning on page 4 to read about risks you should consider before buying our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus. BorrowMoney has not authorized anyone to provide you with information different from that contained in this prospectus. The selling stockholders are offering to sell shares of BorrowMoney’s common stock and seeking offers to buy shares of BorrowMoney’s common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. BorrowMoney’s business, financial condition, results of operations and prospects may have changed since that date.

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Item 3. Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges

PROSPECTUS SUMMARY

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Our Company

BorrowMoney.com, Inc. was incorporated in the State of Florida on January 27, 2000, originally known as Sports.com, Inc. Since its inception and up until May 4, 2015, the Company has undergone several name changes, the last being BorrowMoney.com, Inc. However, not since Sports.com, Inc. has the company conducted an active business. On May 4, 2015, the Company became BorrowMoney.com, Inc. Simultaneously, it completed a share exchange with all of the shareholders of BorrowMoney.com, Inc. a New York corporation. 100% of the issued and outstanding shares of the New York Corporation were exchanged for shares in the Florida Corporation, resulting in Borrowmoney.com, Inc., the New York Corporation becoming a wholly owned subsidiary of the Florida Corporation. Unless the context otherwise requires, all references to the “Company,” “we,” “our” “BorrowMoney” or “us” and other similar terms collectively means BorrowMoney.com, Inc.

BorrowMoney.com, Inc.’s main objective is to provide a service for the internet mortgage and loan provider business. BorrowMoney.com, Inc.’s business model envisions providing current, qualified leads to local lending institutions who are currently members of the National Mortgage Listing Service. These leads will represent qualified borrowers in targeted zip code locations where the lender conducts business. Our internet platform offers a portal geared toward providing services to lending institutions.

We will provide institutional lenders with a digital solution by offering technologically gathered leads through our proprietary platform. The key function of our platform is to provide qualified leads to local mortgage and lending professionals. The Company expects to monetize customer inquiries through the use of various advertising methods. The Company will sell advertising space on its website and anticipates it will be able to create revenue through the sale of advertisement space, membership fees & lead packages.

Where You Can Find Us

Our principal executive offices are located at

9935 Shore Road Unit 6-C

Brooklyn, New York 11209

1-212-265-2525

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Terms of the Offering

This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will offer and sell the shares of our common stock at the price of $1.00 per share. If and when our common stock becomes quoted on the Over-The-Counter Market, the shares owned by the selling stockholders may be sold at prices and terms then prevailing or at prices related to the then-current market price, or in negotiated transactions. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

SUMMARY FINANCIAL INFORMATION

The following summary financial data for the financial periods ending August 31, 2014 and August 31, 2015 are derived from our audited consolidated financial statements included elsewhere in this prospectus. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 47 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended August 31, 2014	Fiscal Year Ended August 31, 2015
Statement of Operations Data:
Net sales	$0	$0
Net Loss	$9,584	$84,636

Balance Sheet Data:
Total Assets	$5,170	$21,700
Total Liabilities	$2,730	$103,896
Stockholder’s Equity (Deficit)	$2,440	$(82,196)

RISK FACTORS

An investment in the securities offered involves a high degree of risk and represents a highly speculative investment. In addition to the other information contained in this prospectus, prospective investors should carefully consider the following risks before investing in our common stock. If any of the following risks actually occur, our business, operating results and financial condition could be materially adversely affected. As a result, the price of our common stock could decline from the offer price and, if the common stock ever trades, the trading price could decline, and you may lose all or part of your investment in our common stock. The risks discussed below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. See “Special Note Regarding Forward Looking Statements” in this prospectus.

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Additional risks and uncertainties not currently known to us or that we presently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations and value of our stock. You should not purchase the securities offered unless you can afford the loss of your entire investment.

Risks Related To Our Business

Our independent auditors have expressed substantial doubt about our ability to remain as a going concern.

Our independent auditors state in their audit report dated December 31, 2015 included with this prospectus that since we have suffered recurring losses from operations and negative operating cash flows there is a substantial doubt about our ability to continue as a going concern. This going concern opinion may negatively impact our ability to obtain additional funding or funding on terms attractive to us. If we are unable to continue as a going concern, you will lose your entire investment.

As a start-up company, an investment in our Company is considered a high-risk investment whereby you could lose your entire investment.

We have recently commenced operations and, therefore, we are considered a “start-up” company. We are incurring significant expenses in the implementation of our business plan. As an investor, you should be aware of the difficulties, delays, and expenses normally encountered by an enterprise in its startup stage, many of which are beyond our control, including unanticipated developmental expenses, employment costs, and advertising and marketing expenses. We cannot assure you that our business operations as described in this prospectus will prove successful, or that we will ever be able to operate profitably. If we cannot operate profitably, you could lose your entire investment.

We have a history of losses since our inception which may continue and cause investors to lose their entire investment.

Our consolidated financial statements indicate we have incurred net losses amounting to $233,196 for the period from inception to August 31, 2015. Because of these conditions, we will require additional working capital to further develop our business operations. We have not achieved profitability and we can give no assurances that we will achieve profitability within the foreseeable future, as we fund operating and capital expenditures, in such areas as sales and marketing and research and development. We cannot assure investors that we will ever achieve or sustain profitability or that our operating losses will not increase in the future. If we continue to incur losses, we will not be able to fund any of our sales and marketing and research and development activities, and we may be forced to cease our operations. If we are forced to cease operations, investors will lose the entire amount of their investment.

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At the same time, we also expect our costs to increase in future periods as we continue to expend substantial financial resources to develop and expand our business, including:

●	product development;

●	sales and marketing;

●	our technology infrastructure;

●	strategic opportunities, including commercial relationships; and

●	general administration, including legal and accounting expenses related to being a public company.

These investments may not result in increased revenue or growth in our business. If we fail to continue to grow our revenue and overall business and to manage our expenses, we may continue to incur significant losses in the future and not be able to achieve or maintain profitability.

If mortgage professionals, lenders or other advertisers reduce or end their advertising spending with us and we are unable to attract new advertisers, our business would be harmed.

Our current financial model depends on advertising revenues generated almost entirely through sales to mortgage lenders, advertisers in categories relevant to real estate and lenders associated with small business loans. Our ability to attract and retain advertisers, and ultimately to generate advertising revenue, depends on a number of factors, including:

●	increasing the number of consumers of our products and services;

●	competing effectively for advertising dollars with other online media companies;

●	continuing to develop our advertising products and services;

●	keeping pace with changes in technology and with our competitors; and

●	Offering an attractive return on investment to our advertisers for their advertising spending with us.

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If we do not innovate and provide products and services that are attractive to our consumer and business users we will be unable to provide a sufficient number of leads to our advertisers and lenders, reducing our revenues and our business could be harmed.

Our success depends on our continued innovation to provide products and services that make our website an important tool for industry professionals as well it is important to us that businesses have a need to use our website as an advertisement platform. As a result, we must continually invest significant resources in research and development in order to improve the attractiveness and comprehensiveness of our financial services portal and effectively incorporate new Internet and mobile technologies into them. If we are unable to provide products and services that users want to use, then users may become dissatisfied and use competitors’ websites and mobile applications. If we are unable to continue offering innovative products and services, we may be unable to attract additional users and advertisers or retain our current users and advertisers, which could harm our business, results of operations and financial condition.

We may be unable to increase awareness of the BorrowMoney.com brand cost-effectively, which could harm our business.

We will rely heavily on the BorrowMoney.com brand, which we believe is a key asset of our company. Awareness and perceived quality and differentiation of the BorrowMoney.com brand are important aspects of our efforts to attract and expand the number of consumers and businesses who use our website and mobile applications. Should the competition for awareness and brand preference increase among online mortgage and loan information providers, we may not be able to successfully maintain or enhance the strength of our brand. If in the future we choose to engage in a paid advertising campaign to further promote the BorrowMoney.com brand, such efforts may not be successful. If we are unable to maintain or enhance user and advertiser awareness of our brand cost-effectively, our business, results of operations and financial condition could be harmed.

We are dependent on the real estate industry, and changes to that industry, or declines in the real estate market or increases in mortgage interest rates, could reduce traffic of qualified consumers we are able to pass on to lenders, reducing our income from the sale of leads.

Our financial prospects are significantly dependent on the real estate and market and loan interest rates. Real estate lending patterns depend on the overall health of the real estate market. Changes to the regulation of the real estate industry, including mortgage lending, may negatively impact the prevalence of home ownership. Changes to the real estate industry, declines in the real estate market or increases in mortgage interest rates could reduce demand for our services. Real estate markets also may be negatively impacted by a significant natural disaster, such as earthquake, fire, flood or other disruption.

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If advertising on the Internet loses its appeal, our revenue could decline.

Our business model may not continue to be effective in the future for a number of reasons, including the following: Internet users can install “filter” software programs which allow them to prevent advertisements from appearing on their computer screens or in their email boxes; Internet advertisements are, by their nature, limited in content relative to other media; companies may be reluctant or slow to adopt online advertising that replaces, limits or competes with their existing direct marketing efforts; companies may prefer other forms of Internet advertising we do not offer, including certain forms of search engine placements and social media; regulatory actions may negatively impact certain business practices that we currently rely on to generate a portion of our revenue and profitability; and perceived lead quality.

If the technology that we currently use to target the delivery of online advertisements and to prevent fraud on our networks is restricted or becomes subject to regulation, our expenses could increase and we could lose customers or advertising inventory.

Websites typically place small files of non-personalized (or “anonymous”) information, commonly known as cookies, on an Internet user’s hard drive. Cookies generally collect information about users on a non-personalized basis to enable websites to provide users with a more customized experience. Cookie information is passed to the website through an Internet user’s browser software. We currently use cookies, along with other technologies, as set forth in our privacy policies, for purposes that include, without limitation, improving the experience Internet users have when they see Internet advertisements, advertising campaign reporting, website reporting and to monitor and prevent fraudulent activity on our networks. Most currently available Internet browsers allow Internet users to modify their browser settings to prevent cookies from being stored on their hard drive, and some users currently do so. Internet users can also delete cookies from their hard drives at any time. Some Internet commentators and privacy advocates have suggested limiting or eliminating the use of cookies, and legislation has been introduced in some jurisdictions to regulate the use of cookie technology. The effectiveness of our technology could be limited by any reduction or limitation in the use of cookies. If the use or effectiveness of cookies were limited, we expect that we would need to switch to other technologies to gather demographic and behavioral information. While such technologies currently exist, they may be less effective than cookies. We also expect that we would need to develop or acquire other technology to monitor and prevent fraudulent activity on our networks. Replacement of cookies could require re-engineering time and resources, might not be completed in time to avoid losing customers or advertising inventory, and might not be commercially feasible. Our use of cookie technology or any other technologies designed to collect Internet usage information may subject us to litigation or investigations in the future. Any litigation or government action against us could be costly and time consuming, could require us to change our business practices and could divert management’s attention.

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If we fail to compete effectively against other Internet companies providing the same or similar services, we could lose sufficient consumer and business inquiries and advertising revenue resulting in a decline in our operations and revenues.

The Internet markets are characterized by rapidly changing technologies, evolving industry standards, frequent new product and service introductions, and changing customer demands. The introduction of new products and services embodying new technologies and the emergence of new industry standards and practices could render our existing products and services obsolete and unmarketable or require unanticipated technology or other investments. Our failure to adapt successfully to these changes could harm our business, results of operations and financial condition.

Any significant disruption in service on our website or in our network could damage our reputation and result in a loss of users of our products and services and of advertisers, which could harm our business, results of operations and financial condition.

Our brand, reputation and ability to attract users and advertisers depend on the reliable performance of our network infrastructure and content delivery processes. Interruptions in these systems, whether due to system failures, computer viruses or physical or electronic break-ins, could affect the security or availability of our products and services on our website and mobile applications and prevent or inhibit the ability of users to access our services. Problems with the reliability or security of our systems could harm our reputation, result in a loss of users of our products and services and of advertisers and result in additional costs, any of which could harm our business, results of operations and financial condition.

A failure of our systems at one site could result in reduced functionality for our users, and a total failure of our systems could cause our website or mobile applications to be inaccessible. Problems faced by our third-party web hosting providers with the telecommunications network providers with which they contract or with the systems by which they allocate capacity among their customers, including us, could adversely affect the experience of our users. Our third-party web hosting providers could decide to close their facilities without adequate notice. Any financial difficulties, such as bankruptcy reorganization, faced by our third-party web hosting providers or any of the service providers with whom they contract may have negative effects on our business, the nature and extent of which are difficult to predict. If our third-party web hosting providers are unable to keep up with our growing needs for capacity, this could harm our business.

We do not carry business interruption insurance sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our service as a result of system failures. Any errors, defects, disruptions or other performance problems with our services could harm our reputation and harm our business, results of operations and financial condition.

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Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. We may be unsuccessful in responding to technological developments and changing customer needs. In addition, our applications and services offerings may become obsolete due to the adoption of new technologies or standards.

We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received by our target market.

If our security measures are compromised, consumers may curtail use of our products and services and advertisers may reduce their advertising on our website.

Our products and services involve the storage and transmission of users’ information, some of which may be private, and security breaches could expose us to a risk of loss or exposure of this information, which could result in potential liability and litigation. For example, a hacker could steal a user’s profile password and manipulate information about that user’s home or post to a forum while posing as that user. Like all websites, our website is vulnerable to computer viruses, break-ins, phishing attacks, attempts to overload our servers with denial-of-service or other attacks and similar disruptions from unauthorized use of our computer systems, any of which could lead to interruptions, delays, or website shutdowns, causing loss of critical data or the unauthorized disclosure or use of personal or other confidential information. If we experience compromises to our security that result in website performance or availability problems, the complete shutdown of our website, or mobile applications, or the loss or unauthorized disclosure of confidential information, our users and advertisers may lose trust and confidence in us, and users may decrease the use of our website or stop using our website in its entirety, and advertisers may decrease or stop advertising on our website. Further, outside parties may attempt to fraudulently induce employees, users or advertisers to disclose sensitive information in order to gain access to our information or our users’ or advertisers’ information. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently, often are not recognized until launched against a target and may originate from less regulated and remote areas around the world, we may be unable to proactively address these techniques or to implement adequate preventative measures. Any or all of these issues could negatively impact our ability to attract new users and increase engagement by existing users, cause existing users to curtail or stop use of our products or services or close their accounts, cause existing advertisers to cancel their contracts, or subject us to third-party lawsuits, regulatory fines or other action or liability, thereby harming our business, results of operations and financial condition.

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We will incur significant costs complying with our obligations as a reporting issuer, which will decrease our profitability.

Upon the effectiveness of our registration statement, we will elect to file periodic reports with the Securities and Exchange Commission, including financial statements and disclosure regarding changes in our operations. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, we estimate that these costs will exceed $50,000 per year for the next few years. Those fees will be higher if our business volume and activity increases. Those obligations will reduce our resources to fund our operations and may prevent us from meeting our normal business obligations. Compliance costs will be charged to operations and will negatively impact our profitability.

Risks Related To Our Management

If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on our ability to attract and retain key personnel. Our future also depends on the continued contributions of our key personnel, each of whom would be difficult to replace. In particular, Aldo Piscitello is critical to the management of our business and operations and the development of our strategic direction. The loss of his services would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives. Our anticipated growth could strain our personnel resources and infrastructure, and if we are unable to implement appropriate controls and procedures to manage our anticipated growth, our business may suffer.

We do not have compensation or an audit committee, so stockholders will have to rely on our Board of Directors to perform these functions.

We do not have an audit or compensation committee comprised of independent Directors. These functions are performed by all of the members of our Board of Directors. Until we have an audit committee, there may less oversight of management decisions and activities and little ability for minority stockholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority stockholders.

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If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or to prevent fraud.

The United States Securities and Exchange Commission, as required by Section 404 of the Sarbanes-Oxley Act of 2002, adopted rules requiring every public company to include a management report on such company’s internal controls over financial reporting in its annual report, which contains management’s assessment of the effectiveness of our internal controls over financial reporting. We believe that our internal controls and procedures are not effective due to two identified material weaknesses: a) we lack an audit committee and b.) we have limited or no segregation of duties. As a result of our limited management depth, we may have difficulty in implementing our internal controls over our financial reporting. Furthermore, during the course of the evaluation, documentation and attestation, we may identify deficiencies that management may not comply with the requirements imposed by the Sarbanes-Oxley Act under Section 404. If we fail to achieve and maintain the adequacy of our internal controls, we may not be able to conclude that we have effective internal controls, on an ongoing basis, over financial reporting in accordance with the Sarbanes-Oxley Act. Moreover, effective internal controls are necessary for our Company to produce reliable financial reports and are important to help prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our shares of common stock.

Our Officers and Directors own a controlling interest in our voting stock and investors will not have any voice in our management, which could result in decisions adverse to our general stockholders.

Our Officers and Directors, in the aggregate, beneficially own approximately 90.69% of our outstanding common shares on a fully diluted basis. As a result, these stockholders, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval including:

●	election of our Board of Directors;

●	removal of any of our Directors;

●	amendment of our Certificate of Incorporation or By-laws; and

●	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our Officers and Directors collectively are able to influence all matters requiring stockholder approval, including the election of Directors and approval of significant corporate transactions. The interests of these persons may differ from the interests of the other stockholders, and they may influence decisions with which the other stockholders may not agree. Such decisions may be detrimental to our business operations and they may cause our business to fail in which case you may lose your entire investment.

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Our Chief Executive Officer lacks experience in management of reporting companies.

Mr. Piscitello, our Chief Executive Officer, lacks experience in running a public company that is a reporting company with the United States Securities and Exchange Commission. This lack of experience may cause delayed filings, increases the risk of being suspended for trading by FINRA because of late filings, being subjected to civil penalties and having the market price of the Company’s common stock decrease in value due to these and other factors related to lack of experience with reporting companies.

Risks Related To Our Systems

We do not currently have any general liability insurance to protect us in case of customer or other claims.

We do not have any general liability insurance to cover any potential claims to which we are exposed. Any imposition of liability would increase our operating losses and reduce our net worth and working capital.

We do not have a disaster recovery system, which could lead to service interruptions and result in a loss of customers.

We do not have any disaster recovery systems. In the event of a disaster in which our software or hardware are irreparably damaged or destroyed, we would experience interruptions in access to our services. Any or all of these events could cause our customers to lose access to our products.

Our facilities and systems are vulnerable to natural disasters and other unexpected events and any of these events could result in an interruption of our service offerings.

We depend on the efficient and uninterrupted operations of our third-party data centers and hardware systems. The data centers and hardware systems are vulnerable to damage from earthquakes, tornado’s, hurricanes, fire, floods, power loss, telecommunications failures and similar events. If any of these events results in damage to our third-party data centers or systems, we may be unable to provide services to our customers until the damage is repaired, and may accordingly lose clients and revenues, we may also incur costs in repairing any damage.

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Any significant disruption in service on our website or in our computer systems, or in our customer support services, could reduce the attractiveness of our products and result in a loss of customers.

The satisfactory performance, reliability and availability of our technology and our underlying network infrastructure are critical to our operations, level of customer service, reputation and ability to attract new customers and retain existing customers. Our production system hardware and the disaster recovery operations for our production system hardware are co-located in third-party hosting facilities. None of the companies who host our systems guarantee that our customers’ access to our products will be uninterrupted, error-free or secure. The data centers and hardware systems are vulnerable to damage from earthquakes, tornado’s, hurricanes, fire, floods, power loss, telecommunications failures and similar event. Our operations depend on their ability to protect their and our systems in their facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. In the event that our arrangements with third-party data centers are terminated, or there is a lapse of service or damage to their facilities, we could experience interruptions in our service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in access to our services, whether as a result of a third-party error, our own error, natural disasters or security breaches, whether accidental or willful, could harm our relationships with customers and our reputation. Also, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. These factors could damage our brand and reputation, divert our employees’ attention, reduce our revenue, subject us to liability and cause customers to cancel their accounts, any of which could adversely affect our business, financial condition and results of operations.

Government enforcement actions, changes in government regulation, technical proposals and industry standards, including, but not limited to, spyware, privacy and email matters, could decrease demand for our products and services and increase our costs of doing business.

Laws and regulations that apply to Internet communications, commerce and advertising are becoming more prevalent. These regulations could affect the costs of communicating on the Internet and could adversely affect the demand for our advertising solutions or otherwise harm our business, results of operations and financial condition. The United States Congress has enacted Internet legislation regarding children’s privacy, copyrights, sending of commercial email (e.g., the Federal CAN-SPAM Act of 2003), and taxation. The United States Congress has passed legislation regarding spyware (i.e., H.R. 964, the “Spy Act of 2007”) and the New York Attorney General’s office has also pursued enforcement actions against companies in this industry. In addition, on December 1, 2010, the FTC issued its long-awaited staff report criticizing industry self-regulatory efforts as too slow and lacking adequate protections for consumers and emphasizing a need for simplified notice, choice and transparency to the consumer of the collection, use and sharing of their data. The FTC suggests various methods and measures, including an implementation of a “Do Not Track” mechanism—likely a persistent setting on consumers’ browsers—that consumers can choose whether to allow the tracking of their online searching and browsing activities. As a result of the report, some of the browser makers have been working on their own do-not-track technical solutions, notably Microsoft Internet Explorer, Mozilla Firefox and Google Chrome. Microsoft’s Internet Explorer 9 offers a tracking protection feature that doesn’t allow for tracking by allowing Internet users to download tracking protection block lists which consequently block any third-party domain included in such block lists from serving content. This content-blocking feature, depending on the adoption by Internet users, may adversely affect our ability to grow our company, maintain our current revenues and profitability, serve and monetize content and utilize our behavioral targeting platform. Legislatively, congressman within the House and the Senate are looking to introduce bills regarding the privacy of online and offline data. Other laws and regulations have been adopted and may be adopted in the future, and may address issues such as user privacy, spyware, “do not email” lists, pricing, intellectual property ownership and infringement, copyright, trademark, trade secret, export of encryption technology, acceptable content, search terms, lead generation, behavioral targeting, taxation, and quality of products and services. This legislation could hinder growth in the use of the Internet generally and adversely affect our business. Moreover, it could decrease the acceptance of the Internet as a communications, commercial and advertising medium. We do not use any form of spam or spyware.

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We could be subject to legal claims, government enforcement actions and damage to our reputation and held liable for our or our customers’ failure to comply with federal, state and foreign laws, regulations or policies governing consumer privacy, which could materially harm our business.

Recent growing public concern regarding privacy and the collection, distribution and use of information about Internet users has led to increased federal, state and foreign scrutiny and legislative and regulatory activity concerning data collection and use practices. The United States Congress currently has pending legislation regarding privacy and data security measures. Any failure by us to comply with applicable federal, state and foreign laws and the requirements of regulatory authorities may result in, among other things, indemnification liability to our customers and the advertising agencies we work with, administrative enforcement actions and fines, class action lawsuits, cease and desist orders, and civil and criminal liability. Recently, class action lawsuits have been filed alleging violations of privacy laws by ISPs.

In addition to government activity, privacy advocacy groups and the technology and direct marketing industries are considering various new, additional or different self-regulatory standards. This focus, and any legislation, regulations or standards promulgated, may impact us adversely. Governments, trade associations and industry self-regulatory groups may enact more burdensome laws, regulations and guidelines, including consumer privacy laws, affecting our customers and us. Since many of the proposed laws or regulations are just being developed, and a consensus on privacy and data usage has not been reached, we cannot yet determine the impact these proposed laws or regulations may have on our business. However, if the gathering of profiling information were to be curtailed, Internet advertising would be less effective, which would reduce demand for Internet advertising and harm our business.

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Third parties may bring class action lawsuits against us relating to online privacy and data collection. We disclose our information collection and dissemination policies, and we may be subject to claims if we act or are perceived to act inconsistently with these published policies. Any claims or inquiries could be costly and divert management’s attention, and the outcome of such claims could harm our reputation and our business.

Our customers are also subject to various federal and state laws concerning the collection and use of information regarding individuals. These laws include the Children’s Online Privacy Protection Act, the Federal Drivers Privacy Protection Act of 1994, the privacy provisions of the Gramm-Leach-Bliley Act, the Federal CAN-SPAM Act of 2003, as well as other laws that govern the collection and use of consumer credit information. We cannot assure you that our customers are currently in compliance, or will remain in compliance, with these laws and their own privacy policies. We may be held liable if our customers use our technologies in a manner that is not in compliance with these laws or their own stated privacy policies.

If we are unable to protect the confidentiality of our unpatented proprietary information, processes and know-how and our trade secrets, the value of our technology and services could be adversely affected.

We rely upon unpatented proprietary technology, processes and know-how and trade secrets. Although we try to protect this information in part by executing confidentiality agreements with our employees, consultants and third parties, such agreements may offer only limited protection and may be breached. Any unauthorized disclosure or dissemination of our proprietary technology, processes and know-how or our trade secrets, whether by breach of a confidentiality agreement or otherwise, may cause irreparable harm to our business, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise be independently developed by our competitors or other third parties. If we are unable to protect the confidentiality of our proprietary information, processes and know-how or our trade secrets are disclosed, the value of our technology and services could be adversely affected, which could negatively impact our business, financial condition and results of operations.

If a third party asserts that we are infringing its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.

The software and Internet industries are characterized by the existence of a large number of patents, trademarks and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Third parties may assert patent and other intellectual property infringement claims against us in the form of lawsuits, letters or other forms of communication. These claims, whether or not successful, could:

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●	divert management’s attention;

●	result in costly and time-consuming litigation;

●	require us to enter into royalty or licensing agreements, which may not be available on acceptable terms, or at all;

●	in the case of open source software-related claims, require us to release our software code under the terms of an open source license; or

●	require us to redesign our software and services to avoid infringement.

As a result, any third-party intellectual property claims against us could increase our expenses and adversely affect our business. In addition, many of our agreements with our channel partners require us to indemnify them for third-party intellectual property infringement claims, which would increase the cost to us resulting from an adverse ruling on any such claim. Even if we have not infringed any third parties’ intellectual property rights, we cannot be sure our legal defenses will be successful, and even if we are successful in defending against such claims, our legal defense could require significant financial resources and management time. Finally, if a third party successfully asserts a claim that our products infringe its proprietary rights, royalty or licensing agreements might not be available on terms we find acceptable or at all and we may be required to pay significant monetary damages to such third party.

Risks Related To Our Securities and This Offering

We may need additional capital in the future, which may not be available to us on favorable terms, or at all, and may dilute your ownership of our common stock.

We have historically relied on outside financing and cash from operations to fund our operations, capital expenditures and expansion. We may require additional capital from equity or debt financing in the future to:

●	Fund our operations;

●	Respond to competitive pressures;

●	Take advantage of strategic opportunities, including more rapid expansion of our business or the acquisition of complementary products, technologies or businesses; and

●	Develop new products or enhancements to existing products.

We may not be able to secure timely additional financing on favorable terms, or at all. The terms of any additional financing may place limits on our financial and operating flexibility. If we raise additional funds through issuances of equity, convertible debt securities or other securities convertible into equity, our existing stockholders could suffer significant dilution in their percentage ownership of our company, and any new securities we issue could have rights, preferences and privileges senior to those of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us, if and when we require it, our ability to grow or support our business and to respond to business challenges could be significantly limited.

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Our quarterly results may fluctuate and if we fail to meet the expectations of analysts or investors, our stock price could decline substantially.

Our quarterly operating results may fluctuate, and if we fail to meet or exceed the expectations of securities analysts or investors, the trading price of our common stock could decline. Some of the important factors that could cause our revenue and operating results to fluctuate from quarter to quarter include:

●	our ability to retain existing customers, attract new customers and satisfy our customers’ requirements;

●	general economic conditions;

●	changes in our pricing policies;

●	our ability to expand our business;

●	the effectiveness of our personnel;

●	new product and service introductions;

●	technical difficulties or interruptions in our services;

●	the timing of additional investments in our hardware and software systems;

●	regulatory compliance costs;

●	costs associated with future acquisitions of technologies and businesses; and

●	extraordinary expenses such as litigation or other dispute-related settlement payments.

Some of these factors are not within our control, and the occurrence of one or more of them may cause our operating results to vary widely. As such, we believe that quarter-to-quarter comparisons of our revenue and operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our Board of Directors has the authority, without stockholder approval, to issue preferred stock with terms that may not be beneficial to existing common stockholders and with the ability to affect adversely stockholder voting power and perpetuate their control over us.

Our Certificate of Incorporation allows us to issue shares of preferred stock without any vote or further action by our common or preferred stockholders. Our Board of Directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our Board of Directors also has the authority to issue preferred stock without further stockholder approval, including large blocks of preferred stock. As a result, our Board of Directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock or other preferred stockholders and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock or existing preferred shares.

Preferred stock could be used to dilute a potential hostile acquirer. Accordingly, any future issuance of preferred stock or any rights to purchase preferred shares may have the effect of making it more difficult for a third party to acquire control of us. This may delay, defer or prevent a change of control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock and preferred stock.

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No public trading market for our securities currently exists and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the Over-The-Counter Market. If for any reason our securities are not quoted on the Over-The-Counter Market or a public trading market does not otherwise develop, purchasers of the securities may have difficulty selling their shares should they desire to do so. No market makers have committed to becoming market makers for our common shares and it may be that none will do so. As a result, you should purchase shares only as a long-term investment, and you must be prepared to hold your shares for an indefinite period of time.

If our common stock is quoted on the Over the Counter Bulletin Board we will be subject to the SEC’s “Penny Stock” Rules and the trading market in our common shares would be limited.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the Over-The-Counter Market or any other quotation medium. Upon the effectiveness of our registration statement registering the securities in this offering, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Market. We cannot assure you that we will be successful in our application, however, if we receive approval for quotation on the Over-The-Counter Market our common shares will be regarded as a “penny stock,” since our shares are not listed on a national stock exchange or quoted on the NASDAQ Market within the United States, to the extent the market price for our shares is less than $5.00 per share. The SEC has adopted regulations that generally define a “penny stock” to be any equity security other than a security excluded from such definition by Rule 3a51-1 under the Securities Exchange Act of 1934, as amended. For the purposes relevant to our Company, it is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions.

The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with additional information including current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, and to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. To the extent these requirements may be applicable they will reduce the level of trading activity in the secondary market for our common stock and may severely and adversely affect the ability of broker-dealers to sell your common stock.

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Financial Industry Regulatory Authority (FINRA) sales practice requirements may limit your ability to buy and sell our shares.

FINRA rules require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares, depressing our share price.

United States Securities Laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

There is no public market for our securities, and there can be no assurance that any public market will develop in the foreseeable future. Secondary trading in securities sold in this offering will not be possible in any state in the U.S. unless and until the common shares are qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our securities for secondary trading, or identifying an available exemption for secondary trading in our securities in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the securities in any particular state, the securities could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our securities, the market for our securities could be adversely affected.

The market price of our shares would decline if the selling stockholders sell a large number of shares all at once or in blocks.

The selling stockholders are offering 2,053,000 shares of common stock through this prospectus. They must sell these shares at a fixed price of $1.00 until such time as they are quoted on the Over-The-Counter Market or other quotation system or stock exchange. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of large numbers of shares at any price have a depressive effect on the price of our common stock in any market that may develop.

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The market price of our shares would decline if our restricted stockholders sell a large number of shares.

A total of 22,053,000 shares have been issued to the existing stockholders, a total of 2,053,000 shares are being offered on behalf of the selling stockholders, and 20,000,000 shares are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing six months after their acquisition. Any sale of restricted shares held by the existing stockholders after applicable restrictions expire may have a depressive effect on the price of our common stock in any market that may develop.

The investors may sustain a loss of their investment based on the offering price of our common stock.

The price of our common stock in this offering has not been determined by any independent financial evaluation, market mechanism or by our auditors, and is therefore, arbitrary. Because we have no significant operating history and have generated limited revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. As a result, the price of the common stock in this offering may not reflect how the stock is received on the market. There can be no assurance that the shares offered hereby are worth the price for which they are offered and investors may therefore lose a portion or all of their investment.

You may have limited access to information regarding our business and our securities would not be eligible for quotation on the Over-The-Counter Market, if our obligation to file periodic reports with the SEC is automatically suspended under certain circumstances.

As of the effective date of this prospectus, we will file periodic reports with the Securities and Exchange Commission as required under Section 15(d). In the future, Section 15(d) reporting requirements would be automatically suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, we have has fewer than 300 stockholders. We currently have fewer than 300 stockholders. If we continue to have fewer than 300 stockholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective.

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Filing a registration statement on Form 8-A will require us to continue to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our Officers, Directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We intend to file a Form 8-A promptly after this registration statement becomes effective to register our common stock under Section 12(g) of the Exchange Act, but there can be no assurance we will do so. We also intend to file a Form 8-A in the event we are automatically suspended from the Section 15(d) reporting requirements to voluntarily subject ourselves to the reporting requirements and so that we can be eligible for quotation on the Over-The-Counter Market.

If we cease filing periodic repoWe do not intend to pay cash dividends on our shares of common strts for any reason, investors would have very limited access to information about our business and we would not be eligible to be quoted on the Over-The-Counter Market, which may reduce the value of your shares and also affect your ability to sell your shares.

We do not intend to pay cash dividends on our shares of common stock but rather, we intend to finance the development and expansion of our business, delaying or perhaps preventing investors from receiving a return on their shares.

Because we do not intend to pay any cash dividends on our shares of common stock, our stockholders will not be able to receive a return on their shares unless they sell them. We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this Prospectus, including under “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Description of Business” and elsewhere that constitute forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

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Examples of forward-looking statements include:

●	the timing of the development of future products;

●	projections of costs, revenue, earnings, capital structure and other financial items;

●	statements of our plans and objectives;

●	statements regarding the capabilities of our business operations;

●	statements of expected future economic performance;

●	statements regarding competition in our market; and

●	assumptions underlying statements regarding us or our business.

The ultimate correctness of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks under the heading “Risk Factors” above. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

You should also assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

Item 4. Use of Proceeds

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this Prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

Item 5. Determination of Offering Price

DETERMINATION OF OFFERING PRICE

There is no established public market for our common stock. We cannot assure you that a public market for our common stock will ever be listed for trading or trade at a price higher than the offering price in this offering.

Our Company is registering for resale on behalf of selling stockholders up to 2,053,000 shares of common stock, which may be sold by the selling stockholders by means of this prospectus. We will not participate in the resale of shares by selling security holders and our Company will not receive any proceeds from the sale of shares of common stock being offered by the selling stockholders.

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The selling stockholders will sell shares at $1.00 per share until our shares are quoted on the Over-The-Counter Market, and thereafter at prevailing market prices or privately negotiated prices. We cannot assure you of when, if ever, our stock will be listed on the Over-The-Counter Market or any other exchange. The offering price for the shares offered by the selling stockholders does not bear any relationship to our Company’s assets, book value, earnings, or other established criteria for valuing a privately held company. Accordingly, the offering price should not be considered an indication of the actual value of our common stock nor should the offering price be regarded as an indicator of the future market price of our common stock.

Item 6. Dilution

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

PENNY STOCK CONSIDERATIONS

Our common stock will be penny stock; therefore, trading in our securities is subject to penny stock considerations. Broker-dealer practices in connection with transactions in “penny stocks” are regulated by certain penny stock rules adopted by the Securities and Exchange Commission.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit their market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

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Item 7. Selling Security Holders

Name of Selling Stockholder	Shares Owned Before the Offering		Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
	Number	%		Number	%
Birkemeier, Lucy	100,000	4.9	100,000	-	*
Bittinger, Wilbur	1,000	0.05	1,000	-	*
Bricker, George W.	1,000	0.05	1,000	-	*
Charles, Janine	1,000	0.05	1,000	-	*
Charles, Ted	1,000	0.05	1,000	-	*
Danza, Albert	10,000	0.49	10,000	-	*
Iwasz, Khristina N.	50,000	2.4	50,000	-	*
Jones, Thomas L.	100,000	4.5	100,000	-	*
Laricos, John	200,000	9.7	200,000	-	*
Lenz, Ben	1,000	0.05	1,000	-	*
Lenz, Brianna	100,000	4.5	100,000	-	*
Lenz, Fred	100,000	4.5	100,000	-	*
Lenz, James	1,000	0.05	1,000	-	*
Lisi, Carlo	300,000	14.6	300,000	-	*
Lisi, Giancarlo B.	250,000	12.1	250,000	-	*
Lisi, Mario Vincent	250,000	12.1	250,000	-	*
Lomness, Phillip J.	1,000	0.05	1,000	-	*
Park, Chong	100,000	4.5	100,000	-	*
Pereira, Gary	100,000	4.5	100,000	-	*
Pinard, Michael	1,000	0.05	1,000	-	*
Romero, John L.	1,000	0.05	1,000	-	*
Romero, Keith	1,000	0.05	1,000	-	*
Romero, Mary Helen	1,000	0.05	1,000	-	*
Romero, Timothy M.	1,000	0.05	1,000	-	*
Romero, Wendy S.	1,000	0.05	1,000	-	*
Schniepp, Barry	1,000	0.05	1,000	-	*
Schwarz IV, William F.	1,000	0.05	1,000	-	*
Smathers, Steve	1,000	0.05	1,000	-	*
Stillman, Reid	250,000	12.1	250,000	-	*
Werner, John	20,000	0.97	20,000	-	*
Williams, Arthur	1,000	0.05	1,000	-	*
Williams, Donna	1,000	0.05	1,000	-	*
Williams, Jenn R.	1,000	0.05	1,000	-	*
Williams, Marianne	1,000	0.05	1,000	-	*
Williams, Melanie Anne,	1,000	0.05	1,000	-	*
Williams, Michael	1,000	0.05	1,000	-	*
Williams Jr., Ronnie L.	100,000	4.5	100,000	-	*
Williams Sr., Ronnie L.	1,000	0.05	1,000	-	*
Total	2,053,000		2,053,000	-	*

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SELLING STOCKHOLDERS

The selling stockholders named in the table below are offering 2,053,000 of their 2,053,000 shares of the common stock offered through this prospectus. The table assumes that all of the securities offered for sale will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders; accordingly, no accurate estimate can be made of the quantity of securities that will be held by the selling security holders upon termination of this offering. Until a public market is established for our common stock, the selling stockholders will be offering their shares at the offering price of $1.00. We will not receive any proceeds from the sale of the securities by the selling security holders.

To the best of our knowledge and belief:

a)	all of the shares of common stock are beneficially owned by the registered stockholders;

b)	unless otherwise indicated in this prospectus, none of the selling stockholders holds any position or office with our Company;

c)	unless otherwise indicated in this prospectus, none of the selling stockholders has any material relationship with our Company;

d)	the registered stockholders each have the sole voting and dispositive power over their shares;

e)	there are no voting trusts or pooling arrangements in existence;

f)	no group has been formed for the purpose of acquiring, voting or disposing of the security;

g)	none of the selling stockholders are broker-dealers or affiliates of a broker-dealer;

h)	all of the selling stockholders acquired their shares in non-public transactions that satisfied the provisions of Section 4(2) and/or Rule 506 of Regulation D;

Future Sales by Stockholders

The 2,053,000 shares of common stock offered for sale by the selling stockholders pursuant to this prospectus will be freely tradable without restrictions upon the effectiveness of the registration statement.

The remaining 20,000,000 shares owned by the selling stockholders are not registered pursuant to this prospectus and are subject to the limitations imposed by Rule 144. In general, under Rule 144 as currently in effect, once our Company has been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

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In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates are entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, which will equal approximately 220,530 shares immediately after this offering; or

●	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about our Company.

When the shares become eligible to be sold pursuant to Rule 144 and if we are able to obtain approval for our shares to be quoted on the Over-The-Counter Market, then sales of large amounts of shares that may be sold in the future could have a significant depressive effect on the market value of our shares. This would therefore reduce new investors’ ability to sell their shares into the market and negatively impact their ability to receive either a return on their investment or the amount invested.

Item 8. Plan of Distribution

PLAN OF DISTRIBUTION

We intend to distribute the shares being offered pursuant to this prospectus as a secondary offering of outstanding shares owned by selling stockholders.

Our common stock is not listed on any national securities exchange or the NASDAQ stock market, nor is it quoted on the Over-The-Counter Market or any other quotation medium. Upon the effectiveness of our registration statement registering the securities in this offering, we intend to have a registered broker-dealer submit an application for a quotation of our common stock on the Over-The-Counter Market; however, we cannot assure you that our securities will ever become qualified for quotation on the Over-The-Counter Market or any other quotation medium. Accordingly, our shares should be considered illiquid, which inhibits investors’ ability to resell their shares.

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Secondary Offering of Shares Owned by Selling Stockholders

The selling stockholders are offering up to 2,053,000 shares of common stock. The selling stockholders will offer their shares at $1.00 per share, in one or more private transactions, including block transactions, until our shares are quoted on the Over-The-Counter Market, or any other quotation medium, if ever, and thereafter at prevailing market prices or privately negotiated prices. The selling stockholders are required to comply with: (i) the prospectus delivery requirements; and (ii) the applicable “blue sky” laws of the various states, in connection with the sale of their shares in this offering. We will receive no proceeds from the sale of the selling stockholder’s shares in this offering.

This secondary offering shall begin upon the effectiveness of the registration statement of which this prospectus is a part. The selling stockholders will act independently of our Company in making decisions with respect to the timing, manner, and size of each sale or sale related transfer. The selling stockholders may sell their shares in one or more transactions that may take place in the Over-The-Counter Market, including broker’s transactions, or privately negotiated transactions. A selling stockholder may also resell all of any portion of their shares that qualify for sale pursuant to Rule 144 under the Securities Act rather than pursuant to this Prospectus.

The selling stockholders may sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling stockholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling stockholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling stockholders may distribute shares to one or more of their partners who are unaffiliated with our Company. Such partners may, in turn, distribute such shares as described above. We cannot assure you that all or any of the securities offered pursuant to this offering will be sold by the selling stockholders.

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The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation.

We will bear all costs relating to the registration of the common stock owned by the selling stockholders. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

Each selling stockholder has informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute their common stock. We are not aware of any underwriting or other arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares.

Item 9. Description of Securities to be Registered

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

The following summary describes the material terms of our capital stock. However, you should refer to the actual terms of the capital stock contained in our second amended and restated Certificate of Incorporation, Bylaws and applicable law. A copy of our Certificate of Incorporation and Bylaws will be filed as exhibits to the Registration Statement of which this prospectus is a part.

Our authorized capital stock consists of One Hundred Twenty Million (120,000,000) shares, consisting of: (i) 100,000,000 shares of common stock, par value $0.0001 per share; and (ii) 20,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of the date of this Prospectus, we had 22,053,000 issued and outstanding shares of common stock owned by 39 stockholders of record. All of our issued and outstanding shares of capital stock are, and the shares of capital stock to be issued in this offering will be, validly issued, fully paid and non-assessable.

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Holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders, subject to certain exceptions relating, among other matters, to our preferred stock, if any. Our Certificate of Incorporation does not provide for cumulative voting in connection with the election of Directors, and accordingly, holders of more than 50% of the shares voting will be able to elect all of the Directors elected each year, subject to the voting rights of our preferred stock, if any. Except as otherwise provided by law, the holders of one-third of the voting power of the shares issued and outstanding and entitled to vote at such meeting of stockholders will constitute a quorum at such meeting of the stockholders for the transaction of business subject to the voting rights of our preferred stock, if any.

Holders of our common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds subject to the preferential rights of the holders of our preferred stock, if any.

In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our Certificate of Incorporation provides that our Board of Directors may, by resolution, establish one or more classes or series of preferred stock having the number of shares and relative voting rights, designations, dividend rates, liquidation, and other rights, preferences, and limitations as may be fixed by them without further stockholder approval. The holders of our preferred stock may be entitled to preferences over common stockholders with respect to dividends, liquidation, dissolution, or our winding up in such amounts as are established by the resolutions of our Board of Directors approving the issuance of such shares.

The issuance of our preferred stock may have the effect of delaying, deferring or preventing a change in control of us without further action by the holders and may adversely affect voting and other rights of holders of our common stock. In addition, issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could make it more difficult for a third party to acquire a majority of the outstanding shares of voting stock. As of the date of this prospectus, no shares of our preferred stock have been issued and we have no plans to issue any shares of preferred stock.

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Options

As of the date of this prospectus, we have no outstanding options to purchase any of our securities. We may grant options and/or establish an incentive stock option plan for our Directors, employees and consultants in the future.

Warrants

As of the date of this prospectus, we have no outstanding warrants to purchase any of our securities. We may issue warrants to purchase our securities in the future.

Dividend Policy

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no anti-takeover provisions that may have the effect of delaying or preventing a change in control.

Registration Rights

No holders of our securities are entitled to any type of registration rights following this offering.

Item 10. Interests of Named Experts and Counsel

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The consolidated financial statements as of August 31, 2015 and 2014 and for the years then ended included in this prospectus have been audited by MaloneBailey, LLP, 9801 Westheimer Rd. Suite 1100, Houston, TX 77402 to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

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Item 11. Information with Repect to the Registrant

ORGANIZATION WITHIN LAST FIVE YEARS

DESCRIPTION OF BUSINESS

General

BorrowMoney.com, Inc. was incorporated in the State of Florida on January 27, 2000, originally known as Sports.com, Inc. Since its inception and up until May 4, 2015, the Company has undergone several name changes, the last being BorrowMoney.com, Inc. On May 4, 2015, the Company became BorrowMoney.com, Inc. Simultaneously, it completed a share exchange with all of the shareholders of BorrowMoney.com, Inc. a New York corporation. 100% of the issued and outstanding shares of the New York Corporation were exchanged for shares in the Florida Corporation, resulting in Borrowmoney.com, Inc., the New York Corporation becoming a wholly owned subsidiary of the Florida Corporation.

BorrowMoney.com, Inc.’s main objective is to provide a service for the internet mortgage and loan provider business. BorrowMoney.com, Inc.’s business model envisions providing current, qualified leads to local lending institutions who are currently members of the National Mortgage Listing Service. These leads will represent qualified borrowers in targeted zip code locations where the lender conducts business. Our internet platform offers a portal geared toward providing services to lending institutions.

We will provide institutional lenders with a digital solution by offering technologically gathered leads through our proprietary platform. The key function of our platform is to provide qualified leads to local mortgage and lending professionals. The Company expects to monetize the customer inquiries through the use of various advertising methods. The Company will sell advertising space on its website and anticipates it will be able to create revenue through the sale of advertisement space, membership fees and lead packages.

Products and Services

BorrowMoney’s core business is the providing of qualified leads of borrowers to qualified lenders. The first step in our integrated system is the securing of licensed, qualified lenders in the geographical areas the Company targets for borrowers. Our web site, BorrowMoney.com includes a dedicated section for lenders to apply to begin receiving leads from us. Within this application a prospective lender is given several options on how it will receive leads, the types of leads offered and various pricing models. Because of our commitment to offer borrowers the opportunity to have lenders compete for their business, a minimum of three lenders will be offered for each geographical area. Once lenders are secured for a geographical area, BorrowMoney.com will begin investing with SEO (Search Engine Optimization) businesses to ensure a top position on the various search engines, such as Google, Chrome, etc.).

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Once the lenders are in place and our presence appears as one of the top positions of the various search engines BorrowMoney.com will be in a position to begin accepting applications for loans. For the borrower, the application process is simple and involves filling out a fairly routine application. When we electronically receive the application in our office, it is logged in and automatically transmitted to the subscribing lenders for that area. As the lender has already agreed to accept the lead, we are immediately credited for providing the lead and receive payment accordingly. This is not the end of our involvement with the borrower.

BorrowMoney.com is dedicated to providing full service to our borrowers, which includes ensuring that lenders timely follow up with the leads provided them. Our lead management database automatically tracks the progress of the application and loan process within the lender’s system. This is accomplished through IP address tracking, which we insure is in compliance with all laws and protocols. If an application or loan is not progressing in a timely fashion, the lender is contacted directly by one of our representatives to determine if there are any problems, and to, if possible, resolve them as quickly as possible.

Our typical loan will progress as follows:

●	Prospective borrower visits our website, BorrowMoney.com

●	Borrower decides to fill out a loan application, completes it and forwards it to us

●	The loan application is received, and is automatically entered into our database, and then forwarded to no less than three lenders doing business within the borrower’s geographical area

●	Automatically, our lead management system begins tracking the progress of the application and monitors it to ensure our time lines are complied with by the lenders

●	All interactions between the lender and the borrower is monitored within our lead management system via IP address activity

●	Even though we have been paid for the lead, our goal is to ensure a hassle free loan process for our customers so as to build our reputation as a “consumer friendly” service and hopefully the satisfied borrower will become our best spokesman

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Customers

A significant portion of our targeted customer base will be comprised of large financial institutions such as banks or insurance carriers, and may have products covered by multiple vertical categories on our online network.

Product Development Strategy

Our proprietary website features a modern modular design enabling us to add features and additional content rapidly, test consumers’ response and engagement and optimize satisfaction as a result. We plan to further leverage our back-end infrastructure in the process, creating an even stronger network for our consumers, advertisers, partners and affiliates.

In fulfilling our product mission, we will make extensive use of site tracking and optimization technologies, and we will continually monitor and improve consumer engagement and monetization.

Competition

We compete for advertising revenues across the broad categories of personal finance content, online credit card marketplaces, and insurance marketplaces, both in traditional media such as newspapers, magazines, radio, and television, and in the rapidly growing market for online financial information. There are many competitors in our market segments. Our online and print competition includes the following:

●	search engines utilizing keyword cost-per-click advertising or comparison advertising sites/networks;

●	lead aggregators and websites committed to specific personal finance products;

●	numerous websites in each of our vertical categories competing for traffic and for advertisers;

●	financial institutions, including mortgage lenders, deposit institutions, insurance providers and credit card issuers, many of whom are also our customers; and

●	Traditional offline personal finance marketing channels, including direct mail, television, radio, print and online advertising, call centers and retail bank branches.

Competition in the online publishing business is generally directed at growing users and revenue using marketing and promotion to increase traffic to websites.

Technology

We currently operate our online network and supporting systems on servers via the Amazon Network. We are PCI compliance through AWS Amazon Service.

Our systems are controlled and updated remotely via encrypted virtual private network (VPN) links to our operating locations. The technical services staff extensively monitors all key systems, both internally and from a web perspective, using multiple locations and methodologies. We also leverage third party content distribution networks, ad serving, optimization, and tracking services to improve performance and provide instrumentation, while leveraging the scalability of major vendors in these arenas.

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Employees

Aldo Piscitello, Rosario Allen Moschitto, and Fran A. Micali are currently our only employees, and we will depend on their ability to execute our plan through our initial growth stage. Specifically, no salaried employees will be engaged during this period. Moreover, no salary is planned to be paid to the founding principal or any other employees until cash flow operations allow it in subsequent growth stages.

DESCRIPTION OF PROPERTY

Main office – 9935 Shore Road, Unit 6-C, Brooklyn, New York 11209. It is owned by Mr. Piscitello personally and consists of 1,800 sq. feet, which houses our computers and other equipment.

LEGAL PROCEEDINGS

We are not a party to any legal proceedings, nor are we aware of any threatened legal proceedings of a material nature. Borrowmoney.com is not involved in any civil or criminal proceedings. Borrowmoney.com has not been named in any civil proceedings or criminal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our shares of common stock. We anticipate applying for trading of our common stock on the Over-The-Counter Market upon the effectiveness of the Registration Statement of which this Prospectus forms a part. However, we can provide no assurance that our shares of common stock will be traded on the Over-The-Counter Market or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this Registration Statement, we had 39 shareholders of our common stock.

Rule 144 Shares

After May 4, 2016, the 2,053,000 shares issued to Selling Shareholders could become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act presuming we have current information available to the public. After May 4, 2016, the 20,00,000 shares of our common stock held by Aldo Piscitello who acquired his shares under the terms of the Share Exchange as an exempt transaction from the requirements of the Securities Act pursuant to Section 4(2) and will become available for resale to the public and in accordance with the volume and trading limitations of Rule 144 of the Act.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

Registration rights have been granted to the selling shareholders, which requires the Company to use commercially reasonable efforts to cause such a Registration Statement to be declared effective as soon thereafter as practicable and keep such Registration Statement effective until the selling shareholders notify the Company in writing that the Company is no longer required to keep such Registration Statement effective.

Stock transfer agent

The Company has engaged the services of VStock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; Phone: (212) 828-8436; www.VStockTransfer.com.

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FINANCIALS

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

BorrowMoney.com, Inc.

New York, New York

We have audited the accompanying consolidated balance sheets of BorrowMoney.com, Inc. (the “Company”) as of August 31, 2015 and 2014, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for each of the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of BorrowMoney.com, Inc., as of August 31, 2015 and 2014, and the results of their operations and their cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s recurring losses from operations and negative operating cash flows raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

December 31, 2015

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BorrowMoney.com, Inc.

Consolidated Balance Sheets

	August 31, 2015	August 31, 2014
Assets
Current assets
Cash	$6,700	$5,170
Prepaid expenses	15,000	-
Total current assets	21,700	5,170

Total Assets	$21,700	$5,170

Liabilities and Stockholders’ Equity ( Deficit)
Current liabilities:
Accrued expenses	$-	$-
Accrued interest	3,896	2,730
Total current liabilities	3,896	2,730

Long term debt
Notes payable-related party	100,000	-
Total liabilities	103,896	2,730

Stockholders’ deficit:
Preferred stock – 20,000,000 shares authorized $0.0001 par value none issued & outstanding as of August 31, 2015 and 2014, respectively	-	-
Common stock-100,000,000 shares authorized $0.0001 par value 21,923,000 and 20,000,000 issued & outstanding as of August 31, 2015 and 2014, respectively	2,192	2,000
Additional paid-in capital	148,808	149,000
Accumulated deficit	(233,196)	(148,560)
Total stockholders’ equity (deficit)	(82,196)	2,440

Total Liabilities & Stockholders’ Equity (Deficit)	$21,700	$5,170

The accompanying notes to the consolidated financial statements are an integral part of these financial statements

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BorrowMoney.com, Inc.

Consolidated Statements of Operations

	Years Ended August 31,
	2015	2014

Revenue	$-	$-

Operating Expenses:
General & administrative	83,470	8,194
Total operating expenses	83,470	8,194

Loss from operations	(83,470)	(8,194)

Other expense:
Interest expense	(1,166)	(1,390)
Total other expenses	(1,166)	(1,390)

Net loss before income taxes	(84,636)	(9,584)
Income taxes	-	-

Net Loss	$(84,636)	$(9,584)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.00)	$(0.00)

Weighted average common shares outstanding (basic & diluted)	20,658,562	20,000,000

The accompanying notes to the consolidated financial statements are an integral part of these financial statements

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BorrowMoney.com, Inc.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Years Ended August 31, 2015 and 2014

	Common Stock
	Shares	Common Stock	Additional paid-in capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
Balance at August 31, 2013	20,000,000	$2,000	$149,000	$(138,976)	$12,024
Net Loss	-	-	-	(9,584)	(9,584)
Balance at August 31, 2014	20,000,000	2,000	$149,000	$(148,560)	$2,440
Effect of Recapitalization and acquisition of Horizon Group Holding, Inc.	1,923,000	192	(192)	-	-
Net Loss	-	-	-	(84,636)	(84,636)
Balance at August 31, 2015	21,923,000	$2,192	$148,808	$(233,196)	$(82,196)

The accompanying notes to the consolidated financial statements are an integral part of these financial statements

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BorrowMoney.com, Inc.

Consolidated Statements of Cash Flows

	Years Ended August 31,
	2015	2014

Cash flows from operating activities:
Net Loss	$(84,636)	$(9,584)
Adjustments required to reconcile net loss to cash used in operating activities:
Changes in net assets and liabilities:
Increase in prepaid expenses	(15,000)	-
Increase in accounts payable & accrued liabilities	1,166	1,390
Cash used in operating activities:	(98,470)	(8,194)

Cash flows from financing activities:
Proceeds from related party loans	125,000	-
Repayment to related party loans	(25,000)	(75,000)
Cash provided by (used in) financing activities	100,000	(75,000)

Change in cash	1,530	(83,194)
Cash-beginning of period	5,170	88,364
Cash-end of period	$6,700	$5,170

The accompanying notes to the consolidated financial statements are an integral part of these financial statements

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BORROWMONEY.COM, INC.

Notes to the Consolidated Financial Statements

August 31, 2015 and 2014

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

On April 28, 2015, Horizon Group Holding, Inc., a Florida corporation, entered into a Share Exchange Agreement (the “Agreement”) with BorrowMoney.com Inc., a New York Corporation (“BMNY”) pursuant to which BorrowMoney.com Inc., would become a wholly-owned subsidiary of Horizon Group Holding, Inc. The share exchange was accounted for as a reverse acquisition with BorrowMoney.com Inc., being treated as the acquiring company for accounting purposes. Pursuant to the agreement the Horizon Group Holding changed its name to BorrowMoney.com, Inc. (BMFL).

In connection with the Agreement, the Company acquired 100% of the issued shares of BMNY, Inc., in a share exchange where 10,000 shares of the Company were issued to the shareholders of BMNY in exchange for each share of BMNY for a total issuance of 20,000,000 common shares.

BMNY a wholly-owned subsidiary of the Company as a result of the Agreement was incorporated under the laws of the state of New York on August 9, 2010.

BorrowMoney.com, Inc.’s objective is to provide an internet based platform that can match mortgage and loan providers with prospective borrowers. The Company will offer to borrowers “screened lenders” and ensure the lenders trustworthiness and legitimacy. The Company intends to provide institutional lenders with innovative digital solutions by offering technologically advanced gathered leads through an exclusive proprietary platform. Planned principal operations have not yet commenced.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation- The share exchange was accounted for as a reverse acquisition and recapitalization and as a result, the consolidated financial statements of the Company (the legal acquirer) are, in substance, those of BorrowMoney.com Inc., the New York corporation (“BMNY”) (the accounting acquirer), with the assets and liabilities, and revenue and expenses, of the Company being included effective from the date of the Merger. As the Merger was accounted for as a reverse acquisition and recapitalization, there was no gain or loss recognized on the transaction. The historical financial statements for periods prior to the Merger are those of BorrowMoney.com Inc., a New York corporation (“BMNY”), except that the equity section and earnings per share have been retroactively restated to reflect the recapitalization. Also in conjunction with the merger the Company changed its fiscal year to August 31 in order to conform to the BMNY year end. According, these financial statements reflect the results of operations and cash flows of BMNY for the years ended of August 31, 2015 and 2014.

Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has earned no revenue since inception, and lacks any operational history. The company had a history of operating losses and as of August 31, 2015, an accumulated deficit of $233,196. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

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While the Company is attempting to commence operations and generate revenues, its cash position may not be significant enough to support daily operations. Management intends to raise additional funds by way of a public or private offering. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon its ability to further implement its business plan and generate revenues.

Principles of consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. Intercompany balances and transactions have been eliminated.

Use of estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. These estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent liabilities, and the reported amounts of revenues and expenses. Accordingly, actual results could differ from those estimates.

Risks and uncertainties - The Company intends to operate in a highly competitive industry that is subject to intense competition, government regulation and rapid technological change. The Company’s operations are subject to significant risk and uncertainties including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

Concentrations of credit risk - Accounts which potentially subject the Company to concentrations of credit risk consist of cash, cash and cash equivalents. The Company considers all highly liquid instruments with an original purchased maturity of three months or less to be cash equivalents. The Company maintains its cash and equivalents at insured financial institutions. The balances of which, at times may exceed the FDIC insured limits. Management believes the risk of loss is minimal.

Fair value of financial instruments - The Company’s financial instruments consist of cash and notes payable. Management estimates that the fair value of the notes payable does not differ materially from the aggregate carrying value of these financial instruments recorded (at cost) in the accompanying balance sheet. We have financial assets and liabilities, not required to be measured at fair value on a recurring basis, which primarily consist of cash, payables, and debt. The carrying value of cash, payables and debt approximate their fair values due to their short-term nature. Considerable judgment is required in interpreting market data to develop the estimates of fair value and, accordingly, the estimates are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

Fair value measurements - The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements).

The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

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●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability;

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the fiscal periods ended August 31, 2015 and 2014, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

The following table summarizes assets and liabilities remeasured at fair value on a recurring basis as of August 31, 2015 and 2014:

August 31, 2015
	Level 1	Level 2	Level 3	Total
Description of assets:
None	$-	$-	$-	$-
Description of liabilities:
None	$-	$-	$-	$-

August 31, 2014
	Level 1	Level 2	Level 3	Total
Description of assets:
None	$-	$-	$-	$-
Description of liabilities:
None	$-	$-	$-	$-

Property and equipment - Property and equipment, when acquired, will be stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization using the straight-line method over the estimated useful lives of the related assets, which range from three to five years. Maintenance and repair costs are expensed as they are incurred while renewals and improvements which extend the useful life of an asset are capitalized. At the time of retirement or disposal of property and equipment, the cost and related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations.

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The carrying value of property and equipment is periodically reviewed by management, and impairment losses, if any, are recognized when the expected non-discounted future operating cashflows derived from such assets are less than their carrying values.

Stock-based awards - The Company measures the cost of employee services received in exchange for an award of equity instruments, including stock options, based on the grant-date fair value of the award and to recognize it as compensation expense over the period the employee is required to provide service in exchange for the award, usually the vesting period. The Company estimates the fair value of share-based payment awards on the date of grant using an option-pricing model. The value of the portion of the award that is ultimately expected to vest is recognized as expense over the requisite service periods in the Company’s statement of operations. The forfeitures are estimated at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. For the fiscal periods ended August 31, 2015 and 2014 no awards were granted.

Off-Balance Sheet Arrangements-We have no off-balance sheet arrangements.

Income taxes - The Company accounts for deferred income taxes on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of all of the deferred tax assets will not be realized.

When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits along with any associated interest and penalties that would be payable to the taxing authorities upon examination. As of August 31, 2015, the Company had no unrecognized tax benefits, and the Company had no positions which, in the opinion of management, would be reversed if challenged by a taxing authority.

The Company’s evaluation of tax positions was performed for those tax years which remain open to audit. The Company may, from time to time, be assessed interest or penalties by the taxing authorities, although any such assessments historically have been minimal and immaterial to the Company’s financial results. In the event the Company is assessed interest and/or penalties, such amounts will be classified as income tax expense in the financial statements.

Net income (loss) per share - The basic earnings (loss) per common share is computed by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As of August 31, 2015 and 2014, there were no shares of potentially dilutive securities outstanding.

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Recently issued accounting pronouncements - On June 10, 2014, FASB issued Accounting Standards Update No. 2014-10, Development Stage Entities. The update removes the definition of a development stage entity from FASB ASC 915 and eliminates the requirement for development stage entities to present inception-to-date information on the statements of operations, cash flows and stockholders’ deficit. The Company early adopted this standard for the period covered by the report herein.

In April 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-03, “Interest-Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.” ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. Currently, debt issuance costs are recognized as deferred charges and recorded as other assets. The guidance is effective for annual and interim periods beginning after December 15, 2015 with early adoption permitted and is to be implemented retrospectively. Adoption of the new guidance will only affect the presentation of the Company’s consolidated balance sheets and will have no impact to our financial statements.

The Company has implemented all new relevant accounting pronouncements that are in effect through the date of these financial statements. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 - RELATED PARTY TRANSACTIONS

Related party debt consists of the following as of August 31, 2015 and 2014, respectively:

	2015	2014
1 note payable to related party bearing interest at 4%
payable due March 21, 2017
Balance at beginning of year	$-	$75,000
Advances received	125,000	-
Payments made	(25,000)	(75,000)
Balance at end of year	100,000	-
Less current portion		-
Due after one year	$100,000	$-

In connection with the note the Company has an accrued interest obligation at August 31, 2015 and 2014 of $3,896 and $2,730, respectively. Besides, E-Wiz solutions, LLC has billed and been paid $38,800 for web design work for the fiscal year 2015, the CEO of which became a director subsequent of the work being done for BorrowMoney.

NOTE 4 - PREFERRED AND COMMON STOCK

Current Authorization

We are currently authorized to issue up to 100,000,000 shares of $ 0.0001 par value common stock and 20,000,000 shares of preferred stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis. No preferred shares have been issued.

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Recent Issuances

Effective April 28, 2015, BorrowMoney.com, Inc. (f/k/a Horizon Holding, BMFL), Inc. acquired 100% of the common shares of BMNY and issued 20,000,000 shares of its common stock to the shareholders of BMNY. Prior to the Share Exchange, BMFL had 1,923,000 common shares outstanding. BMFL had no assets or liabilities.

NOTE 5 - INCOME TAXES

The Company has approximately $ 233,000 in available net operating loss carryovers available to reduce future income taxes. These carryovers expire at various dates through the year 2036. The Company has adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management’s estimate of the probability of the realization of these tax benefits. We have determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against our entire net deferred tax asset of approximately $86,780.

Future utilization of currently generated federal and state NOL and tax credit carry forwards may be subject to a substantial annual limitation due to the ownership change limitations provided by the Internal Revenue Code of 1986, as amended and similar state provisions. The annual limitation may result in the expiration of NOL and tax credit carry-forwards before full utilization.

The Company determines whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, the Company measures the tax position to determine the amount to recognize in the financial statements. The Company performed a review of its material tax positions in accordance with these recognition and measurement standards. The Company has concluded that there are no significant uncertain tax positions requiring disclosure, and there are not material amounts of unrecognized tax benefits.

Deferred tax assets and liabilities are determined based on the difference between financial statement and tax bases using enacted tax rates in effect for the year in which the differences are expected to reverse. The components of the current and deferred provision at August 31, 2015 and 2014 were as follows:

	August 31, 2015	August 31, 2014
Currently payable:
Federal	$-	$-
State	-	-
Total currently payable	-	-
Increase in Deferred:
Federal	27,170	3,100
State	4,200	480
Total deferred	31,370	3,580
Less increase in allowance	(31,370)	(3,580)
Net deferred	-	-
Total income tax provision (benefit)	$-	$-

Individual components giving rise to the deferred tax assets are as follows:

	August 31, 2015	August 31, 2014
Future tax benefit arising from net operating loss carryovers	$86,780	$55,410
Less valuation allowance	(86,780)	(55,410)
Net deferred	$-	$-

The Company files income tax returns in the U.S. federal jurisdiction and two state jurisdictions. The Company is no longer subject to U.S. federal, state, and local income tax examinations by tax authorities for years before August 31, 2012.

NOTE 6 - SUBSEQUENT EVENTS

In accordance with ASC 855 Company management reviewed all material events through the date of this report.

On September 29, 2015 we issued to an unrelated investor 100,000 restricted shares of our common stock for cash proceeds of $50,000 or $0.50 per share. The purchaser was an investor and the Shares were issued in a private transaction exempt from registration under Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

On October 30, 2015 we issued to an unrelated investor 10,000 restricted shares of our common stock for cash proceeds of $10,000 or $1.00 per share. The purchaser was an investor and the Shares were issued in a private transaction exempt from registration under Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

On October 17, 2015 we issued to an unrelated investor 20,000 restricted shares of our common stock for cash proceeds of $10,000 or $0.50 per share. The purchaser was an investor and the Shares were issued in a private transaction exempt from registration under Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

General

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and the related notes to those statements included later in this prospectus. In addition to historical financial information, this discussion contains forward-looking statements reflecting our current plans, estimates, beliefs and expectations that involve risks and uncertainties. As a result of many important factors, particularly those set forth under “Special Note Regarding Forward-Looking Statements” and “Risk Factors”. Our actual results and the timing of events may differ materially from those anticipated in these forward-looking statements.

Background overview

In May of 2015, BorrowMoney.com, Inc. (Florida) entered into a Share Exchange Agreement with BorrowMoney.com, Inc. (New York), which resulted in the New York Company becoming a wholly owned subsidiary of the Florida Company. The financials presented in this prospectus represent a consolidation of the two companies and the historical history of the New York Company, which developed the products and services making up the business of the Company. The historical consolidated financial statements of the Company and its subsidiary and the disclosures set forth in this Management’s Discussion and Analysis of Financial Condition and Results of Operations reflect the contribution of the subsidiarity and its assets. Accordingly, the consolidated financial statements of the Company reflect the historical financial position, results of operations and cash flows of the Businesses. In the opinion of the Company’s management, the assumptions underlying the historical consolidated financial statements are reasonable.

Management Overview

BorrowMoney.com’s segment in the market consists of its online site, BorrowMoney.com where potential customers complete, online, applications for numerous types of financing. As these “leads” are processed and reviewed, they then will be offered to our partners and other various lending institutions and outlets connecting them directly to the potential borrowers.

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Sources of Revenue

BorrowMoney.com will generally be compensated from fees paid by its members and fees paid for supplying “leads” to participating lenders and other financial institutions. However, as of the filing of this prospectus, the Company has not generated any revenues, but is in the final development stage in anticipation of launching its web site gradually in selected markets.

Channels of Distribution; Marketing Costs

BorrowMoney.com markets and offers services directly to customers through its branded website allowing customers to transact directly with BorrowMoney.com in a convenient manner. The Company has made, and expects to continue to make, substantial investments in online and offline advertising to build its brands and drive traffic to its businesses. The cost of acquiring new customers through online and offline third-party distribution channels has increased, particularly in the case of online channels as internet commerce continues to grow and competition in the housing market increases. BorrowMoney.com expects sales and marketing expense as a percentage of revenue to continue to increase.

Results of Operations

Twelve Months ending August 31, 2015 as compared to August 31, 2014

The Company has no revenues for the twelve month periods ended August 31, 2015 and 2014.

Operating expenses for the twelve month period ending August 31, 2015 were $83,470 compared to $8,194 for the twelve month period ending August 31, 2014. The $75,276 increase in operating expenses was due primarily to costs associated with (a) the development of the BorrowMoney.com site and related IT costs; (b) legal and accounting expenses and (c) implementation of marketing associated with the Company’s objective to launch to site with sufficient partners available to purchase all “leads” generated.

The reported financial results for BorrowMoney.com, Inc., as presented below, are as reported in the Company’s consolidated financial statements.

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BorrowMoney.com, Inc.

Consolidated Statements of Operations

For the Years Ended August 31, 2015 and 2014

	Years Ended August 31,
	2015	2014

Revenue	$-	$-

Expenses:
General & administrative	83,470	8,194
Total general and administrative expenses	83,470	8,194

Loss from operations	(83,470)	(8,194)
Other expense:
Interest expense	(1,166)	(1,390)
Total other expenses	(1,166)	(1,390)

Net loss before income taxes	(84,636)	(9,584)
Income taxes	-	-

Net Loss	$(84,636)	$(9,584)

Basic and diluted per common share amounts:
Basic and diluted net loss	$(0.00)	$(0.00)

Weighted average common shares outstanding (basic & diluted)	20,658,562	20,000,000

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Financial Position, Liquidity and Capital Resource

As of August 31, 2015, all cash used by the Company to pay its operating and development expenses has been furnished by its founder and President, Aldo Piscitello. With this cash infusion, the Company has incurred no outstanding long term obligations, other than the debt owed to Mr. Piscitello. Additionally, the company anticipates offering shares of the company through a private offering of its securities to supplement its capital requirements.

Critical Accounting Policies

Our critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the Notes to the Consolidated Financial Statements. We have consistently applied these policies in all material respects. We do not believe that our operations to date have involved uncertainty of accounting treatment, subjective judgment, or estimates, to any significant degree.

Going Concern

Because we have suffered recurring losses from operations and negative operating cash flows, there is substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent on Management’s plans, which include potential asset acquisitions, mergers or business combinations with other entities, further implementation of its business plan and continuing to raise funds through debt or equity raises. The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

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CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

Since our inception, there were no disagreements with our principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure, and no reportable events as described in Item 304 of Regulation S-K that occurred during that time.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The name, age and position of our executive Officers and Directors are set forth below:

Name	Age	Title	Held Position Since
Aldo Piscitello	63	Director	August, 2010

Rosario Allen Moschitto	42	Director	October 6, 2015

Frank A. Micali	42	Director	October 6, 2015

The name, age and position of our significant employees are set forth below:

Name	Age	Title	Held Position Since
Aldo Piscitello	63	President/EO/Director/Secretary/Treasurer	August 2010

The following information sets forth the backgrounds and business experience of our Directors, executive Officers, and significant employees.

Bios of Officers and Directors

Aldo Piscitello - Aldo Piscitello is Director, Chief Executive Officer, Secretary, Treasurer and President. Mr. Piscitello has served as a Director, Chief Executive Officer and President since he founded the Company in 2010. In his capacity as Chief Executive Officer, he has spearheaded the development of the Company’s products and information delivery systems, including procuring the Company’s most valuable asset, the name BorrowMoney.com. Prior to his involvement in the Company, Mr. Piscitello operated an interior design business, which enabled him to have sufficient funds to open and operate One Stop Auto Center in New York in 1979 until he sold the business in 1987. He started and built Navistar Beer Distribution, Inc. which was sold in 2000. Mr. Piscitello also founded A to Z Auto and Tire Center in 1987, which was sold in 2009. In 2010, Mr. Piscitello began the development of BorrowMoney.com, Inc. which he now devotes all of his time and energies. Among his responsibilities were the securing of the name, developing the program and platform the company is using, marketing the products and services to the industry and seeing to the everyday operation of the business.

Rosario Allen Moschitto – Rosario Allen Moschitto is a Director. He received a Master of Science degree in Computer Engineering from Manhattan College, Riverdale, NY in December 1997. He received a Bachelor of Science degree in Electrical Engineering from Manhattan College, Riverdale, NY in May 1995. His work experience includes: serving as Founder, President, and Chief Executive Officer of E-Wiz Solutions Inc., Bronxville, NY from June 2003 to present, serving at a Product Manager for Telrad Connegy (Congruency) Inc., Woodbury, NT from May 2003 to June 2003, serving as a Senior Software Engineer at Comverse Technology, Inc., New York, NY from July 1998 to May 2000, serving as a Software Engineer for Geotek Communications, Montvale, NY from May 1997 to July 1998, serving as a Software Developer – Contract from October 1996 to February 1997, and serving as a Field Engineer at Westfalia Separators Inc., Northvale, NJ from November 1995 to September 1996.

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Frank A. Micali – Frank A. Micali is a Director. He is a graduate from St John’s University. Mr. Micali became a Branch Manager responsible for supervising over 15 loan Officers at Citi Bank.

Term of office

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified. Officers hold their positions at the will of the Board of Directors.

No Involvement in certain legal proceedings

During the past ten years, none of our Officers or Directors has been the subject of the following events:

1. A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

2. Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities;

(i)	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

(ii)	Engaging in any type of business practice; or

(iii)	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3.i in the preceding paragraph or to be associated with persons engaged in any such activity;

5. Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

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7. Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

(i)	Any Federal or State securities or commodities law or regulation; or

(ii)	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or

(iii)	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our named executive Officers for the fiscal years ended August 31, 2015:

Summary Compensation Table

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	All Other Compensation ($) (i)	Total ($) (j)
Aldo Piscitello – Director, Chief Executive Officer, Secretary, Treasurer, and President	-	-	-	-	-	-	-
Rosario Allen Moschitto - Director	-	-	-	-	-	-	-
Frank A. Micali - Director	-	-	-	-	-	-	-

Compensation Discussion and Analysis/ Employment and Other Agreements

N/A

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Stock Option Grants

To date, we have not granted any stock options to any officer or director or any other employee. We have not adopted any stock option or any other similar compensation plan.

Director Compensation

During 2015, Directors were entitled to reimbursement for expenses in attending meetings but received no other compensation for services as Directors. Directors who were employees were entitled to receive compensation for services other than as director. No compensation has been paid to Directors for services. There were no formal or informal arrangements or agreements to compensate Directors for services provided as a director during 2015.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of this Prospectus, the names, addresses, amount and nature of beneficial ownership and percent of such ownership of our common stock of each of our Officers and Directors, our Officers and Directors as a group, and each person or group known to our Company to be the beneficial owner of more than five percent (5%) of our common stock:

Security Ownership of Management

Name and Address (1)	Amount and Nature of Beneficial Ownership (2)	% Owned (1)

Aldo Piscitello 9935 Shore Road Unit 6-C Brooklyn, New York 11209 1-212-265-2525	20,000,000 common shares	91.228%

(1) The percent of class is based on 22,053,000 shares of our common stock issued and outstanding as of January 4, 2016.

Change in Control Arrangements

We are not aware of any arrangements that could result in a change of control.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Since inception, no founder has received anything of value from our Company and no founder is entitled to receive anything of value from our Company for services provided as a founder.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain Officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Policies and Procedures for Related-Party Transactions

We do not have any policies and procedures for the review, approval, or ratification of transactions with related persons pursuant to Item 404(a) of Regulation S-K; however in practice, our Board of Directors reviews and approves all related party transactions and other matters pertaining to the integrity of management, including potential conflicts of interest and adherence to standards of business conduct.

All future transactions between us and our Officers, Directors or 5% stockholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested Directors. Our Directors and Officers are or may become, in their individual capacity, Officers, Directors, controlling stockholders and/or partners of other entities engaged in a variety of businesses. There exist potential conflicts of interest including allocation of time between us and their other business activities.

Other than as described above and under “Executive Compensation,” there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our Company’s total assets at year end for the last two completed fiscal years and in which any related person had or will have a direct or indirect material interest.

There are no arrangements, agreements or understandings between our non-management stockholders and management under which our non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

No proceeds from this offering will be used to purchase directly or indirectly any shares of the common stock owned by any present stockholder, officer, director or promoter.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Expenses	Amount

SEC Registration Fee	$206.74
Legal Fees	$60,000.00
Accounting and Audit Fees	$10,000.00
Electronic Filing and Printing	$1,500.00
Transfer Agent	$1,500.00

Total*	$73,206.74

*	All amounts are estimates. We have already paid approximately $43,206 of expenses and will pay the remaining expenses from our cash on hand. None of the proceeds from the offering will be needed to pay for any of the offering expenses.

None of the above expenses of issuance and distribution will be borne by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale. Our Company does not expect to pay any underwriting discounts, commissions or expense allowances.

Item 14. Indemnification of Directors and Officers.

Our Director and Officers are indemnified as provided by the Florida Statutes and our Bylaws. We have agreed to indemnify each of our Directors and certain Officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, Officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our Directors, Officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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Item 15. Recent Sales of Unregistered Securities

On May 5, 2015 we issued 20,000,000 shares of common stock to Aldo Piscitello under terms of a Share Exchange Agreement where we acquired BorrowMoney.com, Inc., a New York corporation, which it became our wholly owned subsidiary.

On September 29, 2015 we issued to an investor 100,000 restricted shares of our common stock for cash proceeds of $50,000 or $0.50 per share. The purchaser was an investor and the shares were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

On October 30, 2015 we issued to an investor 10,000 restricted shares of our common stock for cash proceeds of $10,000 or $1.00 per share. The purchaser was an investor and the shares were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

On October 17, 2015 we issued to an investor 20,000 restricted shares of our common stock for cash proceeds of $10,000 or $0.50 per share. The purchaser was an investor and the shares were issued in a private transaction exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(a)(2) of that Securities Act.

Item 16. Exhibits Index.

The listed exhibits are filed with this registration statement:

SEC Reference Number	Title of Document	Location

3.1	Certificate of Incorporation	Filed herewith
3.2	First Article of Amendment	Filed herewith
3.3	Second Article of Amendment	Filed herewith
3.4	Third Article of Amendment	Filed herewith
3.5	Fourth Article of Amendment	Filed herewith
3.6	Bylaws	Filed herewith
5.1	Opinion of Heskett & Heskett	Filed herewith
21.1	List of Subsidiaries	Filed herewith
23.1	Consent of MaloneBailey, LLP	Filed herewith

Item 17. Undertakings.

The undersigned hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2.	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, Officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, in the City of Brooklyn, State of New York on January 4, 2016.

By:
ALDO PISCITELLO
Director, Chief Executive Officer, Secretary, Treasurer, and President

By:
ROSARIO ALLEN MOSCHITTO
Director

By:
FRANK A. MICALI
Director

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